EXHIBIT 99.3

Aztec - Balance Sheet	31-Dec-14
$’000s
Current Assets
Cash and cash equivalents	$7,575
Accounts receivable	3,755
Production inventories and stockpile	327,305
Prepaids and other	29,155

Total Current Assets	$367,790

Non-current Assets
Restricted cash	48,147
PP&E / mine development	917,558
Other assets, non-current	10,708
Mineral properties	48,312

Total Non-current Assets	1,024,725

TOTAL ASSETS	1,392,515

Current Liabilities	35,608
Accounts payable
Accruals & Other	4,465

Total Current Liabilities	40,073

Non-current Liabilities	31,000
Credit Facility
Other liabilities	61,321
Senior notes	388,189
Capital leases	164,463

Total Non-current Liabilities	644,973

Shareholder’s Equity	707,469

TOTAL LIABILITIES & EQUITY	1,392,515